                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Invitrogen Corporation of our report dated February 28, 2000, relating to the financial statements and financial statement schedule of Dexter Corporation included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
December 26, 2000